UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2022
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland
(Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Arch Street
Suite 1800
Philadelphia, PA 19104
(Address of principal executive offices) (Zip Code)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Brandywine Realty Trust:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust: ☐
Brandywine Operating Partnership, L.P.: ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 30, 2022, Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and its operating partnership, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Borrowers”), entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”) dated as of June 30, 2022 by and among the Borrowers, Bank of America, N.A., as administrative agent and lender, and the other agents and lenders party thereto.
The Restated Credit Agreement amends and restates the Borrowers’ Amended and Restated Credit Agreement (the “Prior Credit Agreement”) dated as of July 17, 2018 among the Borrowers, Bank of America, N.A., as administrative agent and lender, and the other agents and lenders party thereto. A copy of the Prior Credit Agreement is attached as Exhibit 10.1 to the Borrowers’ Current Report on Form 8-K filed on July 20, 2018 with the Securities and Exchange Commission (the “SEC”).
The Restated Credit Agreement provides for (1) an unsecured revolving credit facility (the “Revolving Credit Facility”) in the initial amount of $600.0 million and (2) an unsecured term loan in the initial amount of $250.0 million (the “Term Loan”). Under the Restated Credit Agreement, the Borrowers may, subject to specified terms and conditions (including receipt of commitments from one or more lenders, whether or not currently parties to the Restated Credit Agreement), elect to increase the amount of the Revolving Credit Facility and/or Term Loan or request one or more new pari passu tranches of unsecured term loans (each, an “Incremental Facility”), provided that the aggregate amount of all such increases is limited to $500.0 million. Up to $50.0 million of borrowing availability under the Restated Credit Agreement is available for the issuance of letters of credit.
The Revolving Credit Agreement has a scheduled maturity date of June 30, 2026, subject to two six-month extensions available at the Borrowers’ option on specified terms and conditions, and the Term Loan has a scheduled maturity date of June 30, 2027. Borrowers may prepay the amounts outstanding under the Restated Credit Agreement, in whole or in part, at any time without fee or penalty, except for breakage costs associated with Term Secured Overnight Financing Rate (“SOFR”) borrowings.
Borrowings under the Revolving Credit Facility bear interest at a rate equal to either (i) the SOFR rate plus a margin of 72.5 to 140 basis points, or (ii) a base rate plus a margin of 0 to 40 basis points; and the Term Loan and borrowings under an Incremental Facility bear interest at a rate equal to either (i) the SOFR rate plus a margin of 80 to 160 basis points, or (ii) a base rate plus a margin of 0 to 60 basis points. The applicable margin will be determined based upon the unsecured senior debt rating of the Operating Partnership or the absence of such a rating. The Company also pays a quarterly facility fee on the total commitments under the Revolving Credit Facility. The applicable margin and facility fees under the Restated Credit Agreement are as follows:

		Revolving Credit Facility			Term Facility
Pricing Level	Unsecured Senior Debt Rating	Applicable Margin for SOFR Revolving Loans	Facility Fee Rate	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for SOFR Term Loans	Applicable Margin for Base Rate Term Loans
I	A- / A3 or higher	0.725%	0.125%	0%	0.800%	0%
II	BBB+ / Baa1	0.775%	0.150%	0%	0.850%	0%
III	BBB / Baa2	0.850%	0.200%	0%	0.95%	0%
IV	BBB- / Baa3	1.050%	0.250%	0.05%	1.20%	0.20%
V	< BBB- / Baa3 or NR	1.40%	0.300%	0.40%	1.60%	0.60%

At the time of closing, based on the Operating Partnership’s unsecured senior debt rating, the applicable margin for SOFR Revolving Loans under the Revolving Credit Facility was 105.0 basis points (excluding the applicable facility fee rate shown in the table above) and was 120.0 basis points for the Term Loan.
Borrowings under the Revolving Credit Facility and an Incremental Facility (if any) will be available for general corporate purposes. Proceeds of the Term Loan, together with cash on hand, were applied at the closing to repay in full Borrowers’ Term Loan C (as discussed and defined in Item 1.02 below).
The Restated Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of the Borrowers and their controlled subsidiaries to: (i) make distributions; (ii) incur debt; (iii) grant or suffer liens; (iv) undertake mergers, consolidations, asset sales and other fundamental entity changes; and (v) enter into transactions with affiliates.

The Restated Credit Agreement also contains financial covenants involving (i) a minimum consolidated fixed charge coverage ratio; (ii) a maximum leverage ratio of consolidated total debt to total asset value; (iii) a maximum ratio of unsecured debt to the value of eligible unencumbered properties; (iv) a maximum ratio of secured debt to total asset value; and (v) a minimum unsecured interest coverage ratio.

The Restated Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

Certain of the banks and financial institutions that are parties to the Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Borrowers and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02.   Termination of Material Definitive Agreement
The information set forth under Item 1.01 above is incorporated herein by reference. Upon closing of the Restated Credit Agreement, the Term Loan was funded in full and the proceeds thereof, together with cash on hand, were used to prepay in full the Borrowers’ unsecured term loan (referred to as “Term Loan C”) in the principal amount of $250.0 million, together with accrued and unpaid interest thereon. Term Loan C had been scheduled to mature on October 8, 2022. Term Loan C had been funded under the Second Amended and Restated Term Loan C Agreement dated as of December 13, 2018 (the “Term Loan C Agreement”) by and among the Borrowers, PNC Bank, National Association, as administrative agent and lender and the other agents and lenders party thereto. A copy of the Term Loan C Agreement was previously filed as Exhibit 10.2 to the Borrowers’ Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit	Description
10.1
Second Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as Borrowers, and Bank of America, N.A., as Administrative Agent and Issuing Lender, and Citibank, N.A., as Co-Syndication Agent and Issuing Lender, and PNC Capital Markets LLC and Truist Securities, Inc., as Co-Syndication Agents, and Citizens Bank, N.A., M&T Bank, TD Bank, N.A., U.S. Bank National Association, The Bank of New York Mellon and Wells Fargo Bank, National Association, as Co-Documentation Agents, and BofA Securities, Inc., Citibank N.A., PNC Capital Markets LLC and Truist Securities, Inc., as Joint Lead Arrangers and BofA Securities, Inc. and Citibank N.A., as Joint Bookrunners.*

104	Cover Page Interactive Data File (imbedded within the Inline XBRL document).

*
Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and
Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and
Chief Financial Officer
Date: June 30, 2022